Exhibit 3.3

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
	Filed in the office of	Document Number 00002682511-45
Certificate of Change Pursuant to NRS 78.209
	ROSS MILLER Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/23/2010 2:45 PM
Entity Number E0422212008-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT
Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation
MULTIPLAYER ONLINE DRAGON, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
300,000,000 shares of common stock, $0.0001 par value per share, 200,000,000 shares of common stock, $0.0001 par value per share,

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
300,000,000 shares of common stock, $0.0001 par value per share, 200,000,000 shares of preferred stock, $0.0001 par value per share,

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Currently there are 11,620,000 shares of common stock outstanding. After an 8 for 1 stock split, there will be 92,960,000 shares of common stock outstanding with a par value of $0.0001 per share.

6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date and time of filing: (optional)
(must not be later than 90 days after the certificate is filed)
8. Signatures: (required)

X YUAN KUN DENG	President
Signature of Officer Yuan Kun Deng	Title

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised 3-6-08